                                                                   Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cardinal Health, Inc. of our report dated July 29, 1999 relating to the consolidated financial statements of Allegiance Corporation which appears on page 22 in Cardinal Health Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2001. We also consent to the incorporation by reference of our report dated July 29, 1999 relating to the financial statement schedule of Allegiance Corporation, which appears on page 23 on such Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2002